UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023

ANEBULO PHARMACEUTICALS, INC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40388	85-1170950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anebulo Pharmaceuticals, Inc. 1415 Ranch Road 620 South, Suite 201 Lakeway, TX	78734
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 598-0931

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0.001 par value per share	ANEB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2023 (the “Effective Time”), Anebulo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Master Services Agreement (the “Master Services Agreement”) with Potrero Hill Advisors, LLC (“Potrero”), pursuant to which, among other things, Potrero will serve as an independent consultant for the purpose of providing the Company with certain strategic and financial advice and support services, including the services of Sandra A. Gardiner as the Company’s Acting Chief Financial Officer.

Pursuant to the Master Services Agreement, the Company has agreed to pay Potrero certain hourly rates for the services provided under the Master Services Agreement, which rates may be increased annually by Potrero by up to five percent. In addition, the Company has agreed to reimburse Potrero for reasonable out-of-pocket business expenses incurred by Potrero in performing the services under the Master Services Agreement, subject to certain pre-approval requirements.

The Master Services Agreement will commence on the Effective Time and will continue through the fifth anniversary of the Effective Time. The Master Services Agreement may be terminated by either party for cause upon thirty days’ prior written notice or by the Company without cause upon thirty days’ prior written notice to Potrero.

The Master Services Agreement contains certain covenants and agreements of the parties, including certain indemnification obligations of each party.

The foregoing summary of the Master Services Agreement does not purport to be a complete description of the document and is qualified in its entirety by the Master Services Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2023, the Company appointed Sandra A. Gardiner as the Company’s Acting Chief Financial Officer, as well as the Company’s principal financial officer and principal accounting officer, replacing Rex Merchant in such capacities.

Ms. Gardiner, age 57, served as the Chief Financial Officer, Executive Vice President of Finance and Administration and Treasurer of Pulse Biosciences, Inc. (Nasdaq: PLSE), a bioelectric medicine company, from November 2019 through December 2022. Ms. Gardiner also served as the Secretary of Pulse Biosciences from November 2019 until October 2021. Prior to joining Pulse Biosciences, Ms. Gardiner served as Executive Vice President, Finance, and Chief Financial Officer of Cutera, Inc., a global provider of laser, light, and other energy-based aesthetic systems, from July 2017 to November 2019. Prior to that, Ms. Gardiner served as Vice President, Finance, Chief Financial Officer and Corporate Secretary of Tria Beauty, Inc., a medical device manufacturer of laser based aesthetic devices, from April 2015 until it was acquired in April 2017. Ms. Gardiner has also served as Chief Financial Officer and Vice President of Finance of Aptus Endosystems, Inc., a medical device company acquired by Medtronic plc; Ventus Medical, Inc., a medical device manufacturer; Vermillion, Inc., a medical diagnostic company currently known as Aspira Women’s Health Inc.; and Lipid Sciences, Inc., a biotechnology company. Earlier in her career, Ms. Gardiner served in roles of increasing responsibility at Cardima, Inc., Comac, Inc. and Advanced Cardiovascular Systems, Inc. Ms. Gardiner currently serves as Board Chair of the Valley Humane Society and previously served on the board of directors of Lucira Health Inc. including serving as Audit Committee Chair and a member of the Nominating and Corporate Governance Committee. Ms. Gardiner holds a Bachelor of Arts degree in Management Economics from the University of California, Davis.

There is no agreement between the Company and Ms. Gardiner with respect to her appointment as the Company’s Acting Chief Financial Officer. Ms. Gardiner will provide such services to the Company pursuant to the terms and conditions of the Master Services Agreement.

Ms. Gardiner has no family relationships with any of the Company’s directors or executive officers, and, except as described under Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference herein, she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1†	Master Services Agreement, dated March 2, 2023, between the Company and Potrero Hill Advisors, LLC
104	Cover Page of Interactive Data File (embedded within the Inline XBRL document).

†	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANEBULO PHARMACEUTICALS, INC.

Date: March 8, 2023	By:	/s/ Simon Allen
Simon Allen
Chief Executive Officer (Principal Executive Officer)